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                                                                   Exhibit 10.15


                               DATABASE AGREEMENT

         This DATABASE AGREEMENT (this "Agreement") dated as of July 1, 1999 by and between VITAMINSHOPPE.COM, INC., a Delaware corporation
("VitaminShoppe.com"), and VITAMIN SHOPPE INDUSTRIES INC., a New York corporation ("VSI"),

                              W I T N E S S E T H:

         WHEREAS, VitaminShoppe.com and VSI desire to share certain information contained in the product and customer databases that each maintains, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

1. GRANT OF LICENSE. (a) Subject to any restrictions contained in any agreements with third parties and to paragraph 2, VitaminShoppe.com and VSI hereby grant to each other a non-exclusive, royalty-free right and license (the "License") during the term of this Agreement to use the following database and informational materials, including without limitation any additions, revisions and modifications made thereto by either party during the term of this Agreement (collectively, the "Licensed Materials"):

                     (i) VSI's product information regarding each such Product (as defined in the Supply and Fulfillment Agreement) that VSI is then supplying to VitaminShoppe.com, as such information may exist from time to time, so long as VSI is obligated under the Supply and Fulfillment Agreement dated of even date herewith by and between VitaminShoppe.com and VSI, the terms of which agreement are hereby incorporated by reference (the "Supply and Fulfillment Agreement"), to supply any Products to VitaminShoppe.com;

                     (ii) each party's lists regarding its customers, including their transactional histories (collectively, the "Customer Lists"), as such information may exist from time to time and excluding any prospect lists rented from third parties in which the licensor has no continuing right of ownership; and

                     (iii) all transactional histories and demographic information related to any customer compiled by either party.

         (b) Each party shall use the Licensed Materials provided by the other party for purposes of analyzing trends in product usage and customer demographics. Nothing in the License is intended to permit the use of the Licensed Materials for any other purpose, including without limitation, customer solicitation.

         (c) The Licensed Materials shall be made available at such times and in such format as the parties shall mutually agree. Each party shall use commercially reasonable best efforts to keep the Licensed Materials current and accurate in all material respects.
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         (d) Neither party shall disclose, sell, lease or rent the other party's
Customer List to any third party without such other party's prior written consent.

         (e) To the extent that VitaminShoppe.com acquires any information regarding Retail Customers (as defined below) through its own sales, such information shall be provided to VSI periodically, but in no event less frequently than quarterly. To the extent that VSI acquires any information regarding Internet Customers (as defined below) through its own sales, such information shall be provided to VitaminShoppe.com periodically, but in no event less frequently than quarterly. Notwithstanding any provision in this Agreement to the contrary, either party may use the information provided to it under this paragraph 1(e) for any purpose, in its sole discretion. For the purposes of this
Agreement: (i) an "Internet Customer" shall mean any customer who purchased from VitaminShoppe.com during the 12-month period ending immediately prior to the date of determination; and (ii) a "Retail Customer" shall mean any customer who purchased from VSI during the 12-month period ending immediately prior to the date of determination. The parties expressly acknowledge that a person may be both an Internet Customer and a Retail Customer.

         2. LIMITED WARRANTY. Each party hereby represents and warrants to the other that (a) it owns or otherwise has the right to use the Licensed Materials as to which it grants the License, (b) it has the right and power to grant the License as provided herein and (c) the grant of the License as provided herein does not require the consent of any third party.

         EXCEPT AS EXPRESSLY PROVIDED IN THE FOREGOING SENTENCE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LICENSED MATERIALS OR ANY INFORMATION, REPORTS OR OUTPUT GENERATED THEREBY. EACH PARTY HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR ANY CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES.

         3. OWNERSHIP OF LICENSED MATERIALS. All Licensed Materials, including any copies, translations or compilations of all or any part thereof, and any revisions, modifications or additions thereto made by VSI or VitaminShoppe.com, as the case may be, are and shall remain the sole exclusive property of their respective owner, except for any revisions, modifications or additions thereto which were made solely by the party granted a License to use such Licensed Materials hereunder. Any such revisions, modifications or additions shall be owned by the party that made them, but the owner of the Licensed Materials shall hereby be granted a non-exclusive, perpetual, non-revokable, non-transferrable license to use the same.

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         4.  CONFIDENTIALITY. Each party acknowledges that the Licensed
Materials constitute valuable, confidential and proprietary information and trade secrets of the other. Accordingly, neither party shall, directly or indirectly, during or after the term of this Agreement, disclose or divulge to any third party, or permit any third party to use or have access to, any of the Licensed Materials, without the prior written consent of the other.

         5. TERM. (a) This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with this paragraph 5.

         (b) Either party shall have the right but not the obligation to terminate this Agreement immediately if at any time:

                  (i) the other party shall be in material breach of any of its obligations hereunder, and such breach shall not be cured within 20 days after receipt of written notice thereof;

                  (ii) the other party shall be the subject of a voluntary
             petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors;

                  (iii) the other party shall become the subject of any
             involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors, and such petition or proceeding shall not be dismissed within 60 days of filing;

                  (iv) the business of the other party shall be liquidated or otherwise terminated on any basis; or

                  (v) the other party shall become insolvent or unable to pay its debts as they become due.

         (c) VitaminShoppe.com shall have the right but not the obligation to terminate this Agreement upon 180 days prior written notice to VSI.

         (d) VSI shall have the right but not the obligation to terminate this Agreement immediately upon the acquisition of the direct or beneficial ownership of 30% or more of the voting power of the capital stock of VitaminShoppe.com by any person or entity which is engaged in the direct or indirect marketing or distribution through retail or direct marketing channels (including, without limitation, print catalogs and mail-order but excluding the Internet) of vitamins, minerals, nutritional supplements or any other nutritional or non-prescription health-related product anywhere in the world or of any other product produced, marketed or distributed by VSI during the term of this Agreement.

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         (e) For purposes of this Agreement, (i) "beneficial ownership" has the meaning set forth in the regulations promulgated under section 13(d) of the Securities Exchange Act of 1934 and (ii) "capital stock" means the Class A common stock and Class B common stock of VitaminShoppe.com and any other securities issued by VitaminShoppe.com having the power to vote in the election of directors, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency. For such purposes, "acquisition" shall not include the acquisition by a person of voting securities of VitaminShoppe.com pursuant to an involuntary disposition by VSI through foreclosure or similar event but shall include a subsequent acquisition of voting securities pursuant to a disposition by the person who acquired the voting securities in such involuntary disposition.

         (f) Upon termination of this Agreement pursuant this paragraph 5: (i) the License granted hereunder shall terminate; (ii) each party shall cease to use the Licensed Materials; (iii) each party shall promptly return to the other or destroy all copies of the Licensed Materials; and (iv) each party shall execute and deliver to the other any documents reasonably requested by the other to confirm the other's ownership of the Licensed Materials.

         (g) A party may exercise its right to terminate pursuant to this paragraph 6 by written notice to the other party. No exercise by a party of its rights under this paragraph 5 shall limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this paragraph 5 or any other rights of that party.

         6. INJUNCTIVE RELIEF. Each party acknowledges that money damages would not adequately compensate it in the event of a breach by the other party of such other party's obligations hereunder and that injunctive relief would be essential for the other to protect its rights adequately hereunder. Accordingly, each party shall be entitled to injunctive relief if the other party is in breach of any of its representations, warranties or obligations hereunder, in addition to any other relief to which each party may be entitled at law or in equity.

         7. INDEPENDENT CONTRACTOR. The parties to this Agreement are independent contractors. Neither party shall have the power to bind the other or to incur obligations on behalf of the other without the other's prior written consent. When VSI or its employees act under the terms of this Agreement, they shall at all times be under the supervision and responsibility of VSI. No employee of VSI acting under the terms of this Agreement shall be deemed to be an agent or employee of VitaminShoppe.com or any customer of VitaminShoppe.com.

         8. MISCELLANEOUS. (a) Neither party may assign this Agreement or its rights and obligations hereunder in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder to any entity controlled by it or to any entity by which it is acquired by merger, purchase of capital stock, transfer of substantially all assets or otherwise; provided that such entity shall thereafter succeed to all obligations of such party under this Agreement.

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         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law of such state.

         (c) Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or documents by United States registered mail to such party's address set forth pursuant to paragraph 8(e) shall be effective service of process for any action, suit or proceeding in respect to any matters to which such party has submitted to jurisdiction in this paragraph 8(c). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. Each party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in either such court has been brought in an inconvenient forum.

         (d) If any provision of this Agreement or any portion thereof, or the application of any such provision or portion thereof, to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the remaining portion thereof or the application of such provision to any other persons or circumstances.

         (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (or one business day in the case of express mail or overnight courier service), as follows:

                  If to VitaminShoppe.com, to:
                  VitaminShoppe.com, Inc.
                  380 Lexington Avenue
                  New York, NY  10168
                  Attention:  President and Chief Executive Officer

                  If to VSI, to:
                  Vitamin Shoppe Industries Inc.
                  4700 Westside Avenue
                  North Bergen, NJ  07047
                  Attention:  President and Chief Executive Officer

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         (f) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         (g) This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to the subject matter except as specifically set forth herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed and delivered by both parties.

         (h) This Agreement may be amended only by an instrument in writing signed on behalf of each party. As long as VSI owns at least 30% of the voting power of the capital stock of VitaminShoppe.com (as defined in paragraph 6(e)), no material term of this Agreement may be amended or waived without the approval of a majority of the directors of VitaminShoppe.com who are not directors, officers or more than 5% stockholders of VSI (or the designee of a more than 5% stockholder).

         (i) This Agreement is for the sole benefit of the parties hereto. Nothing herein expressed or implied shall give or be construed to give to any other person or entity any legal or equitable rights hereunder.

         (j) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When reference is made in this Agreement to a paragraph, such reference shall be to a paragraph of this Agreement unless otherwise indicated.

         (k) The provisions of paragraphs 3 and 8 shall survive any termination of this Agreement.

                     [Remainder of Page Intentionally Blank]



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       VITAMINSHOPPE.COM, INC.


                                       By:
                                          -------------------------------------
                                          Name:    Kathryn H. Creech
                                          Title:   President and Chief
                                                   Executive Officer


                                       VITAMIN SHOPPE INDUSTRIES INC.


                                       By:
                                          -------------------------------------
                                          Name:    Jeffrey J. Horowitz
                                          Title:   President and Chief
                                                   Executive Officer